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                                                              EXHIBIT 10 (fffff)

                      Change in Control Benefit Agreement

         This Agreement, made this 11th day of October, 1996, by and between Norand Corporation (the "Company") and N. Robert Hammer (the "Executive");

                                WITNESSETH THAT:

         WHEREAS, the Executive has been awarded options the vesting of which may be accelerated upon a Change in Control and the Company has determined that it is appropriate to provide the Executive with certain additional benefits in the event of a Change in Control;

         NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, and for other good and valuable consideration receipt whereof is hereby acknowledged, the Company and the Executive hereby agree as follows:

         1. Change in Control. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if:

         (a) any "Person", as such term is used in Section 13(d) and 14(d) of the Securities Exchange Act of 1934 (the "Exchange Act") (other than the Company, any corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company, and any trustee or other fiduciary holding securities under an employee benefit plan of the Company or such proportionately owned corporation), is or becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange Act), directly or indirectly, of securities of the Company representing 40% or more of the combined voting power of the Company's then outstanding securities having the right to vote for the election of directors;

         (b) the stockholders of the Company approve a merger or consolidation of the Company with any other corporation, other than (i) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 60% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or (ii) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires more than 15% of the Company's then outstanding securities having the right to vote for the election of directors; or





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         (c)     the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets (or any transaction having a similar effect).

Once a Change in Control has occurred for purposes of this Agreement, no future events will constitute a Change in Control for purposes of this Agreement.

         2. Gross-up Payment. The following provisions shall apply in the event that it is determined that acceleration of the vesting of the stock option awarded to the Executive on September 24, 1996 (the "Stock Option") upon a Change in Control would be subject to the excise tax imposed by Section 4999 of the Internal Revenue Code of 1986, as amended (the "Code"):

         (a) In the event it shall be determined that acceleration of the vesting of the Stock Option upon a Change in Control would be subject to the excise tax imposed by Section 4999 of the Code, determined without regard to any other payment, benefit or distribution (or combination thereof) by the Company, any affiliates of the Company, or one or more trusts established by the Company or any of its affiliates for the benefit of its employees, to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement, or otherwise), the Executive shall be entitled to receive a payment from the Company (a "Gross-Up Payment") in an amount equal to the sum of the following amounts:

                 (i) the amount of the excise tax attributable solely to the accelerated vesting of the Stock Option (referred to as the "Excise Tax") and the amount of any additional excise tax under section 4999 of the Code imposed with respect to additional payments, if any, made pursuant to this paragraph (a);

                 (ii) any interest or penalties incurred by the Executive with respect to the Excise Tax and other payments, if any, made pursuant to this paragraph (a); and

                 (iii) any taxes, including income taxes, incurred by the Executive on the Excise Tax and other payments, if any, made pursuant to this paragraph (a).

         (b) Subject to the provisions of paragraph (c) below, all determinations required to be made under this Section 2, including whether and when a Gross-Up Payment is required and the amount of such Gross-Up Payment and the assumptions to be utilized in arriving at such determination, shall be made by





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                 a nationally recognized certified public accounting firm as may be designated by the Company (the "Accounting Firm") which shall provide detailed supporting calculations both to the Company and the Executive within fifteen (15) business days of the acceleration of the vesting of the Stock Option, or such earlier time as is requested by the Company. All fees and expenses of the Accounting Firm shall be borne solely by the Company. Any Gross-Up Payment, as determined pursuant to this
                 Section 2, shall be paid by the Company to the Executive within five (5) days after the receipt of the Accounting Firm's determination. If the Accounting Firm determines that no Excise Tax is payable by the Executive, it shall so indicate to the Executive in writing. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Gross-Up Payments which will not have been made by the Company should have been made ("Underpayment"), consistent with the calculations required to be made hereunder. In the event that the Company exhausts its remedies pursuant to paragraph (c) and the Executive thereafter is required to make a payment of any Excise Tax, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment shall be promptly paid by the Company to or for the benefit of the Executive.

         (c) The Executive shall notify the Company in writing of any claim by the Internal Revenue Service that, if successful, would require the payment by the Company of the Gross-Up Payment. Such notification shall be given as soon as practicable but no later than ten (10) business days after the Executive is informed in writing of such claim and shall apprise the Company of the nature of such claim and the date on which such claim is requested to be paid. The Executive shall not pay such claim prior to the expiration of the thirty (30) day period following the date on which it gives such notice to the Company (or such shorter period ending on the date that any payment of taxes with respect to such claim is due). If the Company notifies the Executive in writing prior to the expiration of such period that it desires to contest such claim, the Executive shall:

                 (i) give the Company any information requested by the Company relating to such claim;

                 (ii) take such action in connection with contesting such claim as the Company shall reasonably request in writing from time to time, including, without limitation, accepting legal representation with respect to such claim by an attorney reasonably selected by the Company;





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                 (iii)    cooperate with the Company in good faith in order to
                          effectively contest such claim; and

                 (iv) permit the Company to participate in any proceedings relating to such claim;

         provided, however, that the Company shall bear and pay directly all costs and expenses (including additional interest and penalties) incurred in connection with such contest and shall indemnify and hold the Executive harmless, on an after-tax basis, for any Excise Tax or income tax (including interest and penalties with respect thereto) imposed as a result of such representation and payment of costs and expenses. Without limitation on the foregoing provisions of this paragraph (c), the Company shall control all proceedings taken in connection with such contest and, at its sole option, may pursue or forego any and all administrative appeals, proceedings, hearings and conferences with the taxing authority in respect of such claim and may, at its sole option, either direct the Executive to pay the tax claimed and sue for a refund or contest the claim in any permissible manner, and the Executive agrees to prosecute such contest to a determination before any administrative tribunal, in a court of initial jurisdiction and in one or more appellate courts, as the Company shall determine; provided, however, that if the Company directs the Executive to pay such claim and sue for a refund, the Company shall advance the amount of such payment to the Executive, on an interest-free basis, and shall indemnify and hold the Executive harmless, on an after-tax basis, from any Excise Tax or income tax (including interest or penalties with respect thereto) imposed with respect to such advance or with respect to any imputed income with respect to such advance; and provided, further, that if the Executive is required to extend the statute of limitations to enable the Company to contest such claim, the Executive may limit this extension solely to such contested amount. The Company's control of the contest shall be limited to issues with respect to which a Gross-Up Payment would be payable hereunder and the Executive shall be entitled to settle or contest, as the case may be, any other issue raised by the Internal Revenue Service or any other taxing authority.

         (d) If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c), the Executive becomes entitled to receive any refund with respect to such claim, the Executive shall (subject to the Company's complying with the requirements of paragraph (c)) promptly pay to the Company the amount of such refund (together with any interest paid or credited thereon after taxes applicable thereto). If, after the receipt by the Executive of an amount advanced by the Company pursuant to paragraph (c), a determination is made that the Executive shall not be entitled to any refund with respect to such claim and the Company does not notify the Executive in writing of its intent to contest such denial of refund prior to the expiration of thirty (30) days after such determination, then such advance shall be forgiven





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                                                               EXHIBIT10 (fffff)


                 and shall not be required to be repaid and the amount of such advance shall offset, to the extent thereof, the amount of Gross-Up Payment required to be paid.


         3.      Miscellaneous.

         (a) Amendment and Termination. This Agreement may be amended or modified at any time with the written consent of the Company and the Executive; provided, however, that prior to a Change in Control, the Company may modify the payments and benefits to be provided pursuant to this Agreement without the consent of the Executive; and provided further that, the payments and benefits provided pursuant to Section 1 may not be amended for 2 years following a Change in Control in a manner which reduces the amount of any benefit that may be payable or provided to the Executive or pursuant to this Agreement.

         (b) Applicable Law. All questions pertaining to the validity, construction and administration of this Agreement shall be determined in conformity with the internal laws of the State of Iowa.

         (c) Notices. Every notice authorized or required under this Agreement shall be deemed delivered to the Company (i) on the date it is personally delivered to the Secretary of the Company at its principal executive offices, or (ii) three





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                                                               EXHIBIT 10(fffff)


                 business days after it is sent by registered or certified mail, postage prepaid, addressed to the Secretary at such offices; and shall be deemed delivered to the Executive (i) on the date it is personally delivered to him, or (ii) three business days after it is sent by registered or certified mail, postage prepaid, addressed to him at the last address shown for him on the records of the Company.

         (d) Withholding. All payments and benefits provided pursuant to this Agreement shall be subject to customary withholding taxes and other employment taxes as required with respect to compensation paid by an employer to an employee.

         (e) Executed Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be treated as the original.

         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date first set forth above.

                                          NORAND CORPORATION
                                          By  James Harrington
                                              ------------------------------
                                          Its Director, Human Resources
                                              and Organizational Development
                                              ------------------------------
                                          EXECUTIVE

                                                N. Robert Hammer
                                              ------------------------------
                                                N. Robert Hammer





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